Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES SECOND QUARTER 2010 RESULTS

NEW YORK, N.Y., August 5, 2010 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the second quarter of fiscal 2010, which ended July 3, 2010, and narrowed its fiscal 2010 earnings guidance.

Second quarter 2010 highlights:

•	Revenue of $376.7 million, up 1.1%, and EPS of $0.73 versus $0.76 in the prior year period

•	Newly launched North American marketing campaigns exceeded expectations

•	Success of new program innovation – ProPoints® – in Continental Europe continued; CE paid weeks up 11.2%

•	Internet revenues grew 20.6%; Weight Watchers Online active subscriber base passed the 1 million milestone

“The second quarter 2010 results of the Weight Watchers business improved significantly after a disappointing first quarter,” commented David Kirchhoff, President and Chief Executive Officer of the Company. “In the second quarter, we saw acceleration of revenue growth in our WeightWatchers.com business and substantial stabilization of our North American meeting business as a result of strong spring marketing campaigns. This is all particularly gratifying as most of our planned growth initiatives will not provide their positive contribution until we move into fiscal 2011.”

“Regarding our EPS outlook for the year,” added Kirchhoff, “we are raising the lower end of our EPS range by $0.10 to $2.35 while keeping the upper end at $2.50.”

Q2 Fiscal 2010 Summary

	Net Income (in millions)				Fully Diluted EPS
	Three Months Ended				Three Months Ended
	July 3, 2010	July 4, 2009		% Change	July 3, 2010	July 4, 2009		% Change
Net Income / EPS	$56.3		$58.8	-4.2%	$0.73		$0.76	-3.9%

Adjustments

U.K. Self-Employment Tax Ruling	—	-$	0.7		—	-$	0.01

Restructuring Charges	—		$1.2		—		$0.02

Adjusted Net Income / EPS	$56.3		$59.2	-5.0%	$0.73		$0.77	-5.2%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release and the reconciliations included elsewhere in this release for further detail on adjustments to GAAP financial measures.

Second quarter fiscal 2010 net income was $56.3 million versus $58.8 million in the prior year period, a decrease of 4.2%. Earnings per fully diluted share (EPS) for Q2 2010 were $0.73 versus $0.76 in the prior year period, a decrease of 3.9%.

As previously reported, in February 2010, the Company received an adverse tax court ruling with regard to leader self-employment status in the UK. This ruling resulted in a charge to the fourth quarter of fiscal 2009, $1.1 million (pre-tax) of which related to Q2 2009. This adverse ruling also has an ongoing similar impact on earnings in each subsequent quarter. Adjusting Q2 2009 for comparability reduces Q2 2009 EPS by $0.01 per fully diluted share. In addition, the Company incurred restructuring charges in Q2 2009 associated with its previously reported cost savings initiatives of $2.0 million (pre-tax) which reduced Q2 2009 EPS by $0.02 per fully diluted share. After these adjustments, Q2 2009 EPS would have been $0.77. Q2 2010 EPS of $0.73, which included a $0.02 increase per fully diluted share in interest expense compared to the prior year period, would have declined by 5.2% versus the adjusted prior year period.

Q2 2010 Global Results

	Three Months Ended			% Change	% Change Adjusted for Constant Currency
(in millions except percentages)	July 3, 2010	July 4, 2009
Revenues	$376.7		$372.5	1.1%	1.8%

Operating Income	$112.2		$111.3	0.7%	1.7%

Adjustments

U.K. Self-Employment Tax Ruling	—	-$	1.1

Restructuring Charges	—		$2.0

Adjusted Operating Income	$112.2		$112.3	-0.1%	0.9%

Total Paid Weeks	36.8		34.2	7.7%	N/A

Meeting Paid Weeks	23.3		23.1	0.8%	N/A

Online Paid Weeks	13.5		11.0	22.2%	N/A

Attendance	13.9		14.5	-4.4%	N/A

Second quarter 2010 revenues increased 1.8% versus the prior year period on a constant currency basis, driven by strong performance in the WeightWatchers.com business and continued growth in the Continental Europe (CE) meeting business, where attendance and paid weeks were above the prior year period as a result of the new ProPoints innovation.

Operating income for Q2 2010 was $112.2 million, up 1.7% on a constant currency basis. After adjusting Q2 2009 operating income to eliminate $2.0 million of restructuring charges and adding $1.1 million of charges associated with the UK self-employment tax court ruling, Q2 2010 operating income would have increased 0.9% on a constant currency basis.

Q2 2010 NACO Performance

	Three Months Ended
(in millions except percentages)	July 3, 2010	July 4, 2009	% Change
Meeting Revenues	$180.4	$180.3	<0.1%

Meeting Paid Weeks	14.4	14.6	-1.8%

Attendance	8.1	8.5	-4.9%

Second quarter 2010 revenues for the North American meeting business (NACO) were up marginally versus the prior year period on the strength of in-meeting product sales performance, which was up 4.6%. The launch of the new marketing campaign in Q2 2010 helped drive volume trend improvements versus Q2 2009 as compared to the relative trends in Q1 2010. Paid weeks versus the prior year period declined 1.8% in Q2 2010 as compared to a decline of 8.0% in Q1 2010. Attendance versus the prior year period declined 4.9% in Q2 2010 as compared to a decline of 16.0% in Q1 2010.

Q2 2010 International Performance

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	July 3, 2010	July 4, 2009
International Meeting Revenues	$102.1	$105.6	-3.3%	0.1%
UK Meeting Revenues	$36.7	$40.7	-9.9%	-5.7%
CE Meeting Revenues	$54.9	$55.0	-0.2%	5.8%

International Meeting Paid Weeks	8.9	8.5	5.3%	N/A
UK Meeting Paid Weeks	4.4	4.3	1.2%	N/A
CE Meeting Paid Weeks	3.8	3.4	11.2%	N/A

International Attendance	5.8	6.0	-3.7%	N/A
UK Attendance	2.9	3.1	-8.5%	N/A
CE Attendance	2.4	2.3	3.2%	N/A

Second quarter 2010 International meeting revenues increased by 0.1% on a constant currency basis, with strong performance in CE offsetting UK performance shortfalls.

•

UK: Though performing somewhat better than in the first quarter 2010, the UK continued to struggle in the second quarter 2010 as the meeting business was cycling against a prior year period which had the benefit of a program innovation. Second quarter 2010 paid weeks increased 1.2%, while attendances decreased 8.5% versus Q2 2009.

•

CE: Second quarter 2010 paid weeks and attendances increased 11.2% and 3.2%, respectively, versus Q2 2009, with revenues up 5.8% on a constant currency basis on the continued strength of the new ProPoints program innovation.

Q2 2010 WeightWatchers.com Performance

	Three Months Ended		% Change	% Change Adjusted for Constant Currency
(in millions except percentages and as noted)	July 3, 2010	July 4, 2009

Internet Revenues	$60.6	$50.2	20.6%	20.3%

Online Paid Weeks	13.5	11.0	22.2%	N/A

End of Period Active Online Subscribers (in thousands)	1,060.9	843.1	25.8%	N/A

The WeightWatchers.com business continued to deliver double-digit top-line growth in the second quarter of 2010 versus the prior year period. End of period active Online subscribers grew globally by 25.8% versus the prior year period. Growth was fueled by a new, successful advertising campaign in the US, additional TV advertising in other select markets and the beneficial impact of the new ProPoints innovation in CE.

First Half 2010 Summary

	Net Income (in millions)			Fully Diluted EPS
	Six Months Ended			Six Months Ended
	July 3, 2010	July 4, 2009	% Change	July 3, 2010	July 4, 2009	% Change
Net Income / EPS	$100.9	$106.1	-4.9%	$1.31	$1.38	-5.1%

Adjustments

U.K. Self-Employment Tax Ruling	—	-1.5		—	-0.02

Restructuring Charges	—	3.1		—	0.04

Adjusted Net Income / EPS	$100.9	$107.7	-6.3%	$1.31	$1.40	-6.4%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release and the reconciliations included elsewhere in this release for further detail on adjustments to GAAP financial measures.

First half fiscal 2010 net income was $100.9 million versus $106.1 million in the prior year period, down 4.9%. After adjusting the prior year period for the UK self-employment tax ruling and restructuring charges associated with cost savings initiatives as previously described, first half 2010 net income would have decreased 6.3%. EPS for first half 2010 were $1.31, a 5.1% decrease compared to the first half of fiscal 2009. After adjusting first half 2009 as set forth above, first half 2010 EPS would have decreased $0.09 per fully diluted share versus the prior year period, $0.04 of which was due to an increase in interest expense in the first half of 2010 compared to the prior year period.

First Half 2010 Global Results

	Six Months Ended			% Change	% Change Adjusted for Constant Currency
(in millions except percentages)	July 3, 2010	July 4, 2009
Revenues	$764.7		$763.1	0.2%	-1.4%

Operating Income	$203.6		$205.2	-0.8%	-1.4%

Adjustments

U.K. Self-Employment Tax Ruling	—	-$	2.1

Restructuring Charges	—		$5.1

Adjusted Operating Income	$203.6		$208.2	-2.2%	-2.8%

Total Paid Weeks	71.5		68.7	4.2%	N/A

Meeting Paid Weeks	46.0		46.9	-1.7%	N/A

Online Paid Weeks	25.5		21.8	16.8%	N/A

Attendance	28.6		31.2	-8.4%	N/A

First half 2010 revenues declined 1.4% on a constant currency basis, driven primarily by first quarter revenue declines in the NACO and UK meeting businesses resulting from a combination of bad weather and cycling against a prior year innovation. These declines were partially offset by double-digit revenue growth in the WeightWatchers.com business in the first half of 2010, a new program innovation launch in CE in 2010, and improved NACO and UK meeting business performance in Q2 2010.

Operating income for the first half 2010 was $203.6 million, down 0.8%. After adjusting the prior year period for the UK self-employment tax ruling and restructuring charges associated with cost savings initiatives as previously described, first half 2010 operating income would have declined 2.8% on a constant currency basis.

Full Year Fiscal 2010 Earnings Guidance

The Company has narrowed its full year fiscal 2010 earnings guidance range from between $2.25 to $2.50 per fully diluted share to a range of $2.35 to $2.50 per fully diluted share.

Second Quarter 2010 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer of the Company, and Ann Sardini, Chief Financial Officer of the Company, will discuss second quarter 2010 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Net income, operating income and earnings per fully diluted share are discussed in this release both as reported (on a GAAP basis) and, with respect to the second quarter and first half of fiscal 2009, as adjusted (on a non-GAAP basis) to include the impact of the previously reported adverse UK tax court ruling relating to the self-employment status of the Company’s UK leaders and to exclude the impact of the restructuring charges associated with the Company’s previously reported cost savings initiatives. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and its investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds almost 50,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees and licensees; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; risks associated with unauthorized penetration of the Company’s information security; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	July 3, 2010	January 2, 2010
ASSETS
Current assets	$202.5	$199.9
Property and equipment, net	31.6	36.0
Goodwill, franchise rights and other intangible assets, net	837.0	841.6
Deferred financing costs, other	19.0	10.0

TOTAL ASSETS	$1,090.1	$1,087.5

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$547.0	$536.0
Long-term debt	1,183.9	1,238.0
Deferred income taxes	40.0	34.6
Other	12.7	12.2

TOTAL LIABILITIES	$1,783.6	$1,820.8

Shareholders’ deficit	(698.4)	(736.5)
Noncontrolling interest	4.9	3.2

TOTAL DEFICIT	(693.5)	(733.3)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,090.1	$1,087.5

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months
	July 3, 2010	July 4, 2009
	Reported Results	Reported Results	Impact of Restructuring	Impact of U.K. Self- Employment Ruling	Adjusted Results
Revenues, net	$376.7	$372.5	$—	$—	$372.5

Cost of revenues	165.0	165.0	—	1.1	166.1

Gross profit	211.7	207.5	—	(1.1)	206.4

Marketing expenses	56.7	53.2	—	—	53.2
Selling, general and administrative expenses	42.8	43.0	(2.0)	—	41.0

Operating income	112.2	111.3	2.0	(1.1)	112.3

Interest expense	19.6	16.9	—	—	16.9
Other expense (income), net	1.1	(0.5)	—	—	(0.5)

Income before income taxes	91.5	94.9	2.0	(1.1)	95.8

Provision for income taxes	35.6	36.9	0.8	(0.3)	37.4

Net income	55.9	58.0	1.2	(0.7)	58.4

Net income attributable to the noncontrolling interest	0.4	0.8	—	—	0.8

Net income attributable to WWI	$56.3	$58.8	$1.2	$(0.7)	$59.2

Earnings Per Share attributable to WWI:
Basic	$0.73	$0.76	$0.02	$(0.01)	$0.77

Diluted	$0.73	$0.76	$0.02	$(0.01)	$0.77

Weighted average common shares outstanding:
Basic	76.8	77.0	77.0	77.0	77.0

Diluted	76.9	77.1	77.1	77.1	77.1

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Six Months Ended
	July 3, 2010	July 4, 2009
	Reported Results	Reported Results	Impact of Restructuring	Impact of U.K. Self- Employment Ruling	Adjusted Results
Revenues, net	$764.7	$763.1	$—	$—	$763.1

Cost of revenues	341.3	343.5	—	2.1	345.6

Gross profit	423.4	419.6	—	(2.1)	417.5

Marketing expenses	131.2	127.7	—	—	127.7

Selling, general and administrative expenses	88.6	86.7	(5.1)	—	81.6

Operating income	203.6	205.2	5.1	(2.1)	208.2

Interest expense	38.3	33.7	—	—	33.7
Other expense (income), net	1.6	—	—	—	—

Income before income taxes	163.7	171.5	5.1	(2.1)	174.5

Provision for income taxes	63.7	66.7	2.0	(0.6)	68.1

Net income	100.0	104.8	3.1	(1.5)	106.4

Net income attributable to the noncontrolling interest	0.9	1.3	—	—	1.3

Net income attributable to WWI	$100.9	$106.1	$3.1	$(1.5)	$107.7

Earnings Per Share attributable to WWI:
Basic	$1.31	$1.38	$0.04	$(0.02)	$1.40

Diluted	$1.31	$1.38	$0.04	$(0.02)	$1.40

Weighted average common shares outstanding:
Basic	76.9	77.0	77.0	77.0	77.0

Diluted	77.1	77.1	77.1	77.1	77.1

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	July 3, 2010	July 4, 2009
Total Revenues (in $ millions)
Meeting Fees	214.2	216.0
In-Meeting Product Sales	68.2	69.8
Internet Revenues	60.6	50.2
All Other	33.7	36.4

Total Revenues	376.7	372.5

North America (in $ millions)
Meeting Fees	143.5	145.0
In-Meeting Product Sales	36.8	35.2

Total	180.4	180.3

International (in $ millions)
Meeting Fees	70.7	71.0
In-Meeting Product Sales	31.4	34.6

Total	102.1	105.6

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	14.4	14.6
UK Meeting Paid Weeks	4.4	4.3
CE Meeting Paid Weeks	3.8	3.4
Other Meeting Paid Weeks	0.7	0.7

Sub-total Meeting Paid Weeks	23.3	23.1
Online Paid Weeks	13.5	11.0

Total Paid Weeks	36.8	34.2

Attendance (in millions)
North America	8.1	8.5
UK	2.9	3.1
CE	2.4	2.3
Other	0.5	0.5

Total Attendance	13.9	14.5

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	1,061	843

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Six Months Ended
	July 3, 2010	July 4, 2009
Total Revenues (in $ millions)
Meeting Fees	432.5	441.9
In-Meeting Product Sales	148.2	149.7
Internet Revenues	115.9	98.7
All Other	68.2	72.8

Total Revenues	764.7	763.1

North America (in $ millions)
Meeting Fees	285.9	301.0
In-Meeting Product Sales	77.0	76.8

Total	362.9	377.8

International (in $ millions)
Meeting Fees	146.5	141.0
In-Meeting Product Sales	71.3	72.9

Total	217.8	213.9

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	28.3	29.8
UK Meeting Paid Weeks	8.5	8.6
CE Meeting Paid Weeks	7.7	7.0
Other Meeting Paid Weeks	1.5	1.5

Sub-total Meeting Paid Weeks	46.0	46.9
Online Paid Weeks	25.5	21.8

Total Paid Weeks	71.5	68.7

Attendance (in millions)
North America	16.5	18.5
UK	5.8	6.5
CE	5.2	5.1
Other	1.1	1.2

Total Attendance	28.6	31.2

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	1,061	843

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

							Q2 2010 Variance
	Q2 2010			Q2 2009			2010 GAAP		2010 Constant Currency
	GAAP	Currency Adjustment	Constant Currency	GAAP	Adjustments*	Adjusted	vs 2009 GAAP	vs 2009 Adjusted	vs 2009 GAAP	vs 2009 Adjusted
Selected Financial Data
Consolidated Company Revenues	$376.7	$2.5	$379.2	$372.5	—	$372.5	1.1%	1.1%	1.8%	1.8%

NACO
Meeting Revenues	$180.4	$(1.3)	$179.1	$180.3	—	$180.3	0.0%	0.0%	-0.6%	-0.6%
Total Revenues	$195.6	$(1.3)	$194.3	$196.1	—	$196.1	-0.3%	-0.3%	-0.9%	-0.9%

International
Meeting Revenues	$102.1	$3.6	$105.7	$105.6	—	$105.6	-3.3%	-3.3%	0.1%	0.1%
Total Revenues	$113.7	$3.9	$117.6	$118.8	—	$118.8	-4.3%	-4.3%	-1.0%	1.0%

UK
Meeting Revenues	$36.6	$1.7	$38.3	$40.7	—	$40.7	-9.9%	-9.9%	-5.7%	-5.7%
Total Revenues	$40.8	$1.9	$42.7	$45.4	—	$45.4	-10.1%	-10.1%	-6.0%	-6.0%

CE
Meeting Revenues	$54.9	$3.3	$58.2	$55.0	—	$55.0	-0.2%	-0.2%	5.8%	5.8%
Total Revenues	$60.5	$3.6	$64.1	$60.9	—	$60.9	-0.8%	-0.8%	5.2%	5.2%

Internet Revenues	$60.6	$(0.1)	$60.5	$50.2	—	$50.2	20.6%	20.6%	20.3%	20.3%

Operating Income	$112.2	$1.1	$113.3	$111.3	$0.9	$112.3	0.7%	-0.1%	1.7%	0.9%
Operating Income Margin	29.8%		29.9%	29.9%		30.1%

Net Income	$56.3	$1.7	$58.0	$58.8	$0.5	$59.3	-4.2%	-5.0%	-1.4%	-2.2%

Note: Totals may not sum due to rounding.

*	Includes impact of U.K. self-employment ruling of $1.1 million and excludes restructuring charges of $2.0 million

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

							YTD 2010 Variance
	YTD 2010			YTD 2009			2010 GAAP		2010 Constant Currency
	GAAP	Currency Adjustment	Constant Currency	GAAP	Adjustments*	Adjusted	vs 2009 GAAP	vs 2009 Adjusted	vs 2009 GAAP	vs 2009 Adjusted
Selected Financial Data
Consolidated Company Revenues	$764.7	$(12.6)	$752.1	$763.1	—	$763.1	0.2%	0.2%	-1.4%	-1.4%

NACO
Meeting Revenues	$362.9	$(3.0)	$359.9	$377.8	—	$377.8	-4.0%	-4.0%	-4.7%	-4.7%
Total Revenues	$390.5	$(3.0)	$387.5	$407.7	—	$407.7	-4.2%	-4.2%	-5.0%	-5.0%

International
Meeting Revenues	$217.8	$(6.5)	$211.3	$213.8	—	$213.8	1.8%	1.8%	-1.2%	-1.2%
Total Revenues	$243.8	$(7.6)	$236.2	$240.9	—	$240.9	1.2%	1.2%	-1.9%	-1.9%

UK
Meeting Revenues	$73.8	$(1.1)	$72.7	$79.5	—	$79.5	-7.1%	-7.1%	-8.6%	-8.6%
Total Revenues	$82.7	$(1.3)	$81.4	$88.6	—	$88.6	-6.7%	-6.7%	-8.2%	-8.2%

CE
Meeting Revenues	$120.7	$(0.7)	$120.0	$114.7	—	$114.7	5.2%	5.2%	4.6%	4.6%
Total Revenues	$133.7	$(0.9)	$132.8	$127.8	—	$127.8	4.6%	4.6%	3.9%	3.9%

Internet Revenues	$115.9	$(1.8)	$114.1	$98.7	—	$98.7	17.4%	17.4%	15.7%	15.7%

Operating Income	$203.6	$(1.3)	$202.3	$205.2	$3.0	$208.2	-0.8%	-2.2%	-1.4%	-2.8%
Operating Income Margin	26.6%		26.9%	26.9%		27.3%

Net Income	$100.9	$(0.2)	$101.1	$106.1	$1.6	$107.7	-4.9%	-6.3%	-4.7%	-6.1%

Note: Totals may not sum due to rounding.

*	Includes impact of U.K. self-employment ruling of $2.1 million and excludes restructuring charges of $5.1 million